UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14C-101)

SCHEDULE 14C INFORMATION
AMENDMENT NO. 1

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[   ] Definitive Information Statement

HYBRID COATING TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Not Applicable
(2)	Aggregate number of securities to which transaction applies: Not Applicable
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable

(4)	Proposed maximum aggregate value of transaction: Not Applicable
(5)	Total fee paid: Not Applicable

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing:

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HYBRID COATING TECHNOLOGIES INC.
950 John Daly Blvd., Suite 260,
Daly City, CA 94015
2016

Dear Stockholder:

            This Information Statement is furnished to holders of shares of common stock, par value $0.001 per share (the "Common Stock"), of Hybrid Coating Technologies Inc. (the "Company"). Our Board of Directors approved on March 2, 2016, and recommended the approval by our stockholders, of the following corporate action (“Corporate Action”):

1.

To undergo a reverse stock split (“Rollback”) of each class of shares which includes the shares of common stock (“Common stock”), the series A preferred stock (“Series A Preferred Stock”) and the series B preferred stock (“Series B Preferred Stock”), by a ratio of 200 to 1 for each class of shares. The par value of each class of shares shall remain unchanged. The Series B Preferred Stock voting rights per share shall remain unchanged.

Certain of our stockholders, holding a majority of our voting power on March 21, 2016 (the “Record Date”), approved the Corporate Action by written consent in lieu of a special meeting of stockholders.

            As a matter of regulatory compliance, we are sending to you this Information Statement which describes the purpose and provisions of the contemplated Corporate Action.

For the Board of Directors of
HYBRID COATING TECHNOLOGIES INC.

By: ___________________
Joseph Kristul
President and CEO

HYBRID COATING TECHNOLOGIES INC.
950 John Daly Blvd., Suite 260,
Daly City, CA 94015
March 22, 2016

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS
REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

We are sending you this Information Statement to inform you of the adoption of the Corporate Action amendment to the Company's Articles of Incorporation (the "Amendment"), on March 22, 2016, by a vote of stockholders holding a majority of the Company's voting power. The purpose of this Information Statement is to provide notice that the Company’s majority stockholders, holding an aggregate of 1,520,718,192 votes, representing 53.07% of the voting power of the Company as of the Record Date, executed a written consent authorizing and approving the following corporate action (the “Corporate Action”):

1.           The Rollback;

The Certificate of Amendment to the Company’s Articles of Incorporation is attached hereto as Exhibit A.

The adoption of the foregoing Corporate Action will become effective 20 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of this Corporate Action and proxies are not being requested from stockholders.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under the Nevada Revised Statutes are afforded to the Company's stockholders as a result of the adoption of this Corporate Action.

Expenses in connection with the distribution of this Information Statement, will be paid by the Company.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to amend and restate the current Articles of Incorporation of the Company under the Nevada Revised Statutes ("NRS") requires the affirmative vote of the holders of a majority of the voting power of the Company.

Section 78.320 of the NRS provides, in substance, that, unless the Company's Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding voting power are executed and delivered to the Company.

In accordance with the NRS, the affirmative vote on the Corporate Action of at least a majority of the outstanding voting power has been obtained. As a result, no vote or proxy is required by the stockholders to approve the Corporate Action.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the Corporate Action cannot take effect until 20 days after this Information Statement is sent to the Company's stockholders. As mentioned earlier, the Company expects to effect the Rollback by filing a Certificate of Amendment with the Nevada Secretary of State approximately twenty (20) days after the Mailing Date, which is anticipated to be on or about _______, 2016. The Rollback shall require the approval of FINRA prior to becoming effective.

OTHER INFORMATION REGARDING THE COMPANY

As of the record date, there were 1,515,559,058 shares of our Common Stock issued and outstanding and 2,700,000 shares of Series B Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote, each share of Series B Preferred Stock is entitled to 500 votes. For the approval of the Rollback the Company received written consents from 7 stockholders of the Company together holding 53.07 % of the voting power of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of the Company’s stock owned beneficially as of the Record Date by: (i) each person (including any group) known by the Company to own more than five percent (5%) of any class of its voting securities, (ii) each of the Company’s directors and each of its named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock	Percentage of Series B Preferred Stock	Percentage of Voting Capital (2)
DIRECTORS AND OFFICERS
Common Stock	Joseph Kristul Director CEO, President	2,740,465 Direct 100,000 (1) Indirect	0.18% 0.006%	----	0.01% -------
Common Stock	Darin Nellis Secretary	6,989,007 Direct	0.46%	----	0.24%
Common Stock	Alex Trossman Director	62,500 Direct	0.004%	----	------
Common Stock	All Officers and Directors as a Group (3 persons)	9,791,972	0.65%	-----	0.34%
5% STOCKHOLDERS
Common Stock Series B Preferred Stock	Nanotech Industries Inc.	8,113,116 Direct 2,700,000 Direct	0.54%	100%	0.28% 47.11% Total: 47.39%

Notes

(1)	Represents 100,000 shares owned by Mr. Kristul’s wife, Maria Kristul.
(2)	Includes the 2,700,000 Series B Preferred Shares which in the aggregate carry the voting power of 47.11% of the Company’s voting capital as of the Record Date.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth all compensation awarded to, paid to or earned by the Registrant’s President, Chief Executive Officer and Chief Financial Officer, and by the Secretary and Director or Sales and Marketing for the fiscal year of the Company indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Joseph Kristul Director, President, Chief Executive Officer and Chief Financial Officer	2014	0	0	$247,451	0	0	0	0	247,451

Darin Nellis, Secretary, Director of Sales and Marketing	2014	0	0	$57,206	0	0	0	0	57,206

Compensation of Executive Officers

Mr. Kristul received 2,340,465 shares of Common Stock for a fair value of $257,451 in 2014 and Mr. Nellis received 520,050 shares of Common Stock for fair value of $57,206 included in stock based compensation.

Compensation of Directors

The Company has not compensated our directors for service on the board of directors.

Employment Agreements

The Company has not entered into any employment agreements with our executive officers or other employees to date.

Long-Term Incentive Plans

The Company currently has no long-term incentive plans.

Stock Option Plans

On June 15, 2011, the Company’s Board of Directors established the 2011 Stock Incentive Plan expiring on June 15, 2016.

Grants of Plan-Based Awards

No plan-based awards were granted to any of our named executive officers during the fiscal year ended December 31, 2014 or since December 31, 2014.

Outstanding Equity Awards at Fiscal Year End

Joseph Kristul holds 300,000 warrants expiring July 8, 2015 and 480,000 warrants expiring March 14, 2018, at December 31, 2014.

Option Exercises and Stock Vested

No options to purchase our capital stock were exercised by any of our named executive officers, nor was any restricted stock held by such executive officers vested during the fiscal year ended December 31, 2014.

Pension Benefits

No named executive officers received or held pension benefits during the fiscal year ended December 31, 2014 or since December 31, 2014.

Nonqualified Deferred Compensation

No nonqualified deferred compensation was offered or issued to any named executive officer during the fiscal year ended December 31, 2014.

PROPOSAL NUMBER ONE

APPROVAL OF THE ROLLBACK

The Rollback will affect the classes of shares as follows:

Pre Rollback
	Issued and Outstanding	Par Value	Voting Rights per Share
Common Stock	1,515,559,058	$0.001	1
Series A Preferred Stock	0	$0.001	0
Series B Preferred Stock	2,700,000	$0.001	500

Post Rollback
	Issued and Outstanding	Par Value	Voting Rights per Share
Common Stock	7,577,795	$0.001	1
Series A Preferred Stock	0	$0.001	0
Series B Preferred Stock	13,500	$0.001	500

            The Rollback would prepare the Company for a future financing by simplifying the Company’s capital structure and appealing to a broader class of potential investors.

The Company believes that the increased market price of the Common Stock expected as a result of implementing the Reverse Stock Split would improve the marketability and liquidity of the Common Stock and would encourage interest and trading in the Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. For example because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

            As part of the Rollback, each shareholders shares will be rolled back 200 to 1. The Rollback will be effected simultaneously and the exchange ratio will be the same for all outstanding shares of Common Stock. Upon the effectiveness of the Rollback, each Shareholder will beneficially own a reduced number of shares of Common Stock. The Rollback will affect all of the Company’s Shareholders uniformly and will not affect any Shareholder’s percentage ownership interests, except to the extent that the Rollback would result in any of the Shareholders owning a fractional share. Any fractional shares created during the Rollback will be rounded up to the nearest whole number, No shareholders will receive cash in lieu of fractional shares. Shareholders do not have preemptive rights to acquire additional shares of Common Stock. The number of shareholders of record will not be affected by the Rollback as any Shareholders whose shareholdings would be less than one share as a result of the Rollback will have their shareholdings rounded up to one share.

            The Company’s transfer agent will automatically cancel all existing shares and will issue new shares with a new CUSIP number that will be electronically deposited directly into each shareholder’s account, therefore there is no action required on behalf of shareholders.

            The Rollback shall not effect the authorized share capital nor the par value of any class of shares of the Company.

             All warrants and options will be automatically cancelled and replaced by the Company with new options and warrants reflecting proportional changes to the number of options and warrants and the respective exercise price.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Effective Time

The Corporate Action described above automatically will be effective, and may be implemented by the Company, 20 days after the date that this Information Statement is mailed to the stockholders of the Company. The Rollback shall require the approval of FINRA prior to becoming effective.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO THE MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the amendment to the Certificate of Incorporation referenced herein which is not shared by the majority of the stockholders.

OTHER MATTERS

If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as "householding" is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Information Statement has been sent to your address. Each stockholder will continue to receive a separate notice.

If you would like to receive an individual copy of this Information Statement, we will promptly send a copy to you upon request by mail to the Company at 950 John Daly Blvd., Suite 260, Daly City, CA 94015, or by calling (650) 491-3449. This document is also available in digital form for download or review by visiting the schedpwebsite of the Securities and Exchange Commission at www.sec.gov.

Holders of Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q and 10Q/A for the quarter ended September 31, 2015;
2.	Quarterly Report on Form 10-Q and 10Q/A for the quarter ended June 30, 2015; and
3.	Quarterly Report on Form 10-Q and 10Q/A for the quarter ended March 31, 2015;
4.	Annual Report on Form 10-K and 10K/A for the year ended December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

BY ORDER OF THE BOARD OF DIRECTORS

HYBRID COATING TECHNOLOGIES INC.

By: ___________________
       Joseph Kristul
       President and CEO

EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR PROFIT NEVADA CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The Articles of Incorporation of Hybrid Coating Technologies Inc. are amended as follows:

1.           That Article 4 of the Certificate of Incorporation of the Corporation, is amended to insert the following paragraph immediately following the last sentence of paragraph one:

“Fourth. Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment with the Nevada Secretary of State,: (i) every two hundred outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock; (ii) every two hundred outstanding shares of Series A Preferred Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Series A Preferred Stock; and (iii) every two hundred outstanding shares of Series B Preferred Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Series B Preferred Stock ( (i), (ii) and (iii) collectively referred to as the “Rollback”). No fractional share shall be issued in connection with the foregoing Rollback. All shares of any class of shares that are held by a stockholder will be aggregated for the purposes of the Rollback and each stockholder shall be entitled to receive the number of whole shares resulting from the Rollback. Any fractions resulting from the Rollback computation shall be rounded up to the next whole share.

From and after the Effective Date, the par value per share of each of the classes of shares of the Corporation shall remain unchanged and the total number of shares which the Corporation has authority to issue for each of the classes of shares of the Corporation shall remain unchanged.

From and after the Effective Date, the voting rights of each share of Series B Preferred Stock shall remained unchanged.”

2.           The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 53.07%

3. Signatures:	HYBRID COATING TECHNOLOGIES INC.

By: _________________
Joseph Kristul,
President and CEO

2016